EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Mike Ogburn (502) 636-4415, office (502) 262-0224, cellular mogburn@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2004 EARNINGS

LOUISVILLE, Ky. (March 16, 2005) - Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI" or "Company") today reported earnings results for the fourth quarter and year ended Dec. 31, 2004.

        Net revenues for the year totaled $463.1 million, a 4.3-percent increase from revenues of $444.1 million in 2003. Net earnings totaled $0.67 per fully diluted share, compared with $1.75 per fully diluted share in 2003. The 2004 results included a one-time, $1.6 million gain from the sale of a portion of the Company’s ownership in Kentucky Downs offset by $5.9 million in expenses related to alternative gaming ballot initiatives, $6.2 million in non-cash impairment charges at Ellis Park, and a $4.3 million non-cash, unrealized loss related to the terms of a convertible note issued in the fourth quarter.

        For the fourth quarter of 2004, the Company reported net revenues of $116.1 million, an increase of 17.5 percent from the $98.8 million reported during the same period in 2003. The net loss was $3.2 million, or ($0.25) per diluted share, versus a loss of $389,000 or ($0.03) per diluted share in the fourth quarter of 2003. The results include the non-cash, $4.3 million mark-to-market, unrealized loss related to the terms of a convertible note issued in the fourth quarter of 2004.

        Thomas H. Meeker, CDI’s president and chief executive officer, described 2004 as a pivotal year for the Company. “Our 2004 performance was strong across our operations, especially when looking beyond the unusual items that reduced our earnings by approximately $0.98 per share,” stated Meeker. “In 2004 we grew our revenues, maintained our gross profit margin of 17 percent and generated EBITDA of more than $50 million.

        “We also achieved several key objectives over the course of the year. We acquired Fair Grounds Race Course and in the process gained first quarter racing and an entry into the ‘racino’ business. We gained statewide approval to pursue alternative gaming in Florida, and despite a setback at the local level, remain hopeful that we can win an enabling vote in 2007. We continued the build out of our Customer Relationship Management (“CRM”) platform, and have nearly completed the renovations at Churchill Downs racetrack, where sales of our new luxury suites and personal seat licenses more than exceeded our expectations. These achievements are significant examples of steps we are taking to position our Company for future growth.

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Churchill Downs Incorporated Reports 2004 Earnings
March 16, 2005

        “In 2005, we anticipate an exceptional Kentucky Derby and Oaks in our newly renovated Churchill Downs facility, improvement in our simulcast sales and initial returns from our CRM initiative,” Meeker continued. “We also will continue to aggressively pursue additional opportunities to build shareholder value, including ongoing development initiatives, exploration of options to maximize our Hollywood Park asset, and the potential incorporation of slot machines at Fair Grounds in 2006.”

        Meeker concluded, “Because of the unpredictable nature of these development-related activities, both in the coming years and the recent past, providing guidance on an earnings per share (“EPS”) basis has proven to be more and more difficult and less meaningful. Consequently, we have made a decision to suspend our practice of assigning an EPS target to our various reporting periods. We will continue to provide updates on business trends, operational results and ongoing development initiatives, but will not attempt to quantify their impact through EPS guidance.”

        Note: As part of the 2004 internal controls review mandated by Sarbanes Oxley, the Company identified two material weaknesses in its controls and disclosed them in the Form 10-K filed for the period discussed in this press release. One of these issues has been resolved and is no longer a material weakness. The second involves the controls and audit procedures of our tote vendors, and will be resolved by Dec. 31, 2005.

        A conference call regarding this release is scheduled for Thursday, March 17, 2005, beginning at 9 a.m. EST. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.fulldisclosure.com or by calling (719) 457-2727 at least 10 minutes before the appointed time. The online replay will be available at approximately noon and continue for two weeks. A six-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 5620447 when prompted for the access code. A copy of this press release announcing earnings and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com/investor_relations.

        In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”). CDI uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, CDI’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of CDI’s financial results in accordance with GAAP.

        Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. The Company’s seven racetracks in California, Florida, Illinois, Indiana, Kentucky and Louisiana host 121 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks,

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        700 CENTRAL AVENUE o LOUISVILLE, KY 40208 o P: (502) 636-4400 o churchilldownsincorporated.com

Churchill Downs Incorporated Reports 2004 Earnings
March 16, 2005

Hollywood Gold Cup and Arlington Million. CDI racetracks have hosted nine Breeders’ Cup World Thoroughbred Championships – more than any other North American racing company. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

        This news release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in the Company’s accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and California racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with our Customer Relationship Management initiatives; a substantial change in law or regulations affecting our pari-mutuel and gaming activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; any business disruption associated with our facility renovations; the loss of our totalisator companies or their inability to provide adequate reliance on their internal control processes through SAS 70 reports or to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

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        700 CENTRAL AVENUE o LOUISVILLE, KY 40208 o P: (502) 636-4400 o churchilldownsincorporated.com

Churchill Downs Incorporated Reports 2004 Earnings
March 16, 2005

                                                     CHURCHILL DOWNS INCORPORATED
                                           CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS
                                   for the twelve and three months ended December 31, 2004 and 2003
                                           (Unaudited) (In thousands, except per share data)
                                                           Twelve Months Ended          Three Months Ended
                                                                 December 31,               December 31,
                                                             2004            2003          2004        2003
                                                             ----            ----          ----        ----
Net revenues                                             $463,113       $444,056      $116,066       $98,799

Operating expenses:
     Purses                                               150,760        149,805        39,837        39,613
     Other direct expenses                                232,703        217,101        63,080        50,346
                                                          -------       --------      --------       -------
                                                          383,463        366,906       102,917        89,959

     Gross profit                                          79,650         77,150        13,149         8,840

Selling, general and administrative expenses               42,759         34,091        10,347         8,683

Asset impairment loss                                       6,202              -             -             -
                                                          -------       --------      --------       -------
     Operating income                                      30,689         43,059         2,802           157
                                                          -------       --------      --------       -------

Other income (expense):
          Interest income                                     435          1,316           132           120
          Interest expense                                 (6,690)        (6,221)       (2,606)       (1,505)
          Unrealized loss on derivative instruments        (4,254)             -        (4,254)            -
          Miscellaneous, net                                2,725          1,028         1,586           386
                                                          -------       --------      --------       -------
                                                           (7,784)        (3,877)       (5,142)         (999)
                                                          -------       --------      --------       -------

Earnings (loss) before income taxes                        22,905         39,182        (2,340)         (842)

Income tax (provision) benefit                            (13,990)       (15,803)         (854)          453
                                                          -------       --------      --------       -------
Net earnings (loss)                                      $  8,915       $ 23,379      $ (3,194)      $  (389)
                                                         ========       ========      ========       =======

Net earnings (loss) per common share data:
          Basic                                             $0.67          $1.77        $(0.25)       $(0.03)
          Diluted                                           $0.67          $1.75        $(0.25)       $(0.03)

Weighted average shares outstanding:
          Basic                                            13,196         13,189        12,933        13,231
          Diluted                                          13,372         13,392        12,933        13,231

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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        700 CENTRAL AVENUE o LOUISVILLE, KY 40208 o P: (502) 636-4400 o churchilldownsincorporated.com

Churchill Downs Incorporated Reports 2004 Earnings
March 16, 2005

                                                     CHURCHILL DOWNS INCORPORATED
                                              SUPPLEMENTAL INFORMATION BY OPERATING UNIT
                                   for the twelve and three months ended December 31, 2004 and 2003
                                                (Unaudited) (In thousands)
                                              Twelve Months Ended                  Three Months Ended
                                                  December 31,                        December 31,
                                            2004                 2003            2004              2003
                                            ----                 ----            ----              ----
Net revenues from external customers:
  Kentucky Operations                    $  87,313         $  84,010         $  11,105         $  12,359
  Hollywood Park                            83,484            78,839            23,271            19,821
  Arlington Park                            79,586            78,290             8,484             8,122
  Calder Race Course                        79,469            78,472            29,220            27,513
  Hoosier Park                              41,487            42,801            10,824            11,631
  Louisiana Operations                      11,629                -             11,629                 -
  CDSN                                      77,848            77,423            21,200            18,681
                                         ---------         ---------         ---------         ---------
      Total racing operations              460,816           439,835           115,733            98,127
  Other investments                            953             2,889                78               341
  Corporate revenues                         1,344             1,332               257               331
                                         ---------         ---------         ---------         ---------
                                         $ 463,113         $ 444,056         $ 116,066         $  98,799
                                         =========         =========         =========          ========
Intercompany net revenues:
  Kentucky Operations                     $ 24,074         $  25,531         $   3,857         $   5,014
  Hollywood Park                            13,577            12,795             4,674             3,844
  Arlington Park                             8,365             8,722                16                55
  Calder Race Course                        12,642            13,281             5,742             5,480
  Hoosier Park                                 162               210                74               121
  Louisiana Operations                       2,206                 -                 -                 -
                                         ---------         ---------         ---------         ---------
      Total racing operations               61,026            60,539            16,569            14,514
  Other investments                          2,087             2,171               561               703
  Corporate expenses                           967               984               209               219
  Eliminations                             (64,080)          (63,694)          (17,339)          (15,436)
                                         ---------         ---------         ---------         ---------
                                         $       -         $       -         $       -         $       -
                                         =========         =========         =========         =========

EBITDA:
  Kentucky Operations                   $   12,207         $  18,093         $  (2,667)        $  (2,549)
  Hollywood Park                             7,300             7,179             3,255               393
  Arlington Park                            11,003             8,708            (2,223)           (2,355)
  Calder Race Course                         9,498            14,329             6,993             6,818
  Hoosier Park                               1,856             2,422               438               408
  Louisiana Operations                          23                 -                23                 -
  CDSN                                      18,832            18,912             5,298             4,489
                                        ----------         ---------         ---------         ---------
      Total racing operations               60,719            69,643            11,117             7,204
  Other investments                          3,302             1,457             1,703               381
  Corporate expenses                       (12,895)           (6,530)           (6,971)           (1,874)
  Eliminations                                  (6)                -                 -                 -
Total EBITDA                                51,120            64,570             5,849             5,711
  Depreciation and amortization            (21,960)          (20,483)           (5,715)           (5,168)
  Interest income (expense), net            (6,255)           (4,905)           (2,474)           (1,385)
  Provision for income taxes               (13,990)          (15,803)             (854)              453
                                        ----------         ---------         ---------         ---------
  Net earnings                          $    8,915         $  23,379         $  (3,194)        $    (389)
                                        ==========         =========         =========         =========

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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        700 CENTRAL AVENUE o LOUISVILLE, KY 40208 o P: (502) 636-4400 o churchilldownsincorporated.com

Churchill Downs Incorporated Reports 2004 Earnings
March 16, 2005

                                                CHURCHILL DOWNS INCORPORATED
                                 CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)
                                                            December 31,       December 31,
                                                               2004               2003
                                                              ----               ----
                                   ASSETS                                    (as restated)
        Current assets:
             Cash and cash equivalents                     $  27,712           $ 16,440
             Restricted cash                                   7,267              1,613
             Accounts receivable, net                         50,523             35,604
             Deferred income taxes                             3,940              3,767
             Other current assets                              3,999              1,613
                                                           ---------           --------
                  Total current assets                        93,441             59,037

        Other assets                                          17,196             16,941
        Plant and equipment, net                             458,644            367,229
        Goodwill, net                                         53,528             52,239
        Other intangible assets, net                          19,149              7,464
                                                           ---------              -----
                  Total assets                             $ 641,958           $502,910
                                                           =========           ========

        LIABILITIES AND SHAREHOLDERS' EQUITY
        Current liabilities:
             Accounts payable                              $  34,233           $ 26,565
             Purses payable                                    8,464              8,584
             Accrued expenses                                 37,511             38,491
             Dividends payable                                 6,430              6,625
             Deferred revenue                                 25,941             18,050
             Long-term debt, current portion                      -               5,740
                                                           ---------           --------
                  Total current liabilities                  112,579            104,055

      Long-term debt, due after one year                   242,770            121,096
        Other liabilities                                     20,424             13,884
        Deferred revenue                                      19,071                  -
        Deferred income taxes                                  8,686             12,525
                                                           ---------           --------
                  Total liabilities                          403,530            251,560

        Commitments and contingencies                                -                -
        Shareholders' equity:
             Preferred stock, no par value;
                  250 shares authorized; no shares issued            -                -
             Common stock, no par value; 50,000 shares
                  authorized; issued: 12,904 shares December
                  31, 2004 and 13,250 shares December 31,
                  2003                                      114,930             128,583
             Retained earnings                              125,613             123,128
             Accumulated other comprehensive loss              (180)              (361)
             Unearned compensation                           (1,935)                  -
                                                           --------            --------
                  Total shareholders' equity                238,428             251,350
                                                           --------            --------
              Total liabilities and shareholders' equity  $ 641,958            $502,910
                                                          =========            ========

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        700 CENTRAL AVENUE o LOUISVILLE, KY 40208 o P: (502) 636-4400 o churchilldownsincorporated.com